Exhibit F

August 27, 2004

The Republic of Korea

Ministry of Finance and Economy

88, Gwanmun-ro, Gwacheon-si

Gyeonggi-do

Seoul 427-725

The Republic of Korea

Ladies and Gentlemen:

We have acted as United States counsel to The Republic of Korea (the “Republic”) in connection with the Registration Statement under Schedule B (the “Registration Statement”) filed by the Republic with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to debt securities (the “Debt Securities”). The Debt Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendments to the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus for an aggregate initial offering price not to exceed US$5,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The Debt Securities will be issued under a Fiscal Agency Agreement dated as of April 17, 1998, as amended by Amendment No. 1 to the Fiscal Agency Agreement dated June 3, 2003 (the “Fiscal Agency Agreement”), between the Republic and The Bank of New York, as Fiscal Agent (the “Fiscal Agent”).

We have examined the Registration Statement and the Fiscal Agency Agreement, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such official records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and representatives of the Republic.

In rendering the opinion set below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies or translations, and the authenticity of the originals of such latter documents. We have also assumed that the Fiscal Agency Agreement is the valid and legally binding obligation of the Fiscal Agent. We have assumed further that (1) the Republic has duly authorized, executed and delivered the Fiscal Agency Agreement in accordance with the law of the Republic, (2) the execution, delivery and performance by the Republic of the Fiscal Agency Agreement and the Debt Securities do not and will not violate the law of the Republic or any other applicable laws (other than the law of the State of New York and the federal laws of the United States, as to which no assumption is made or taken) and (3) the execution, delivery and performance by the Republic of the Fiscal Agency Agreement and the Debt Securities do not and will not constitute a breach or violation of any agreement or instrument that is binding upon the Republic.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, assuming (a) the taking of all necessary action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Republic or duly authorized officials of the Republic and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Republic or duly authorized officials of the Republic and otherwise in accordance with the provisions of the Fiscal Agency Agreement and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Republic enforceable against the Republic in accordance with their terms.

Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of possible judicial application or foreign laws or foreign governmental or judicial action affecting creditors’ rights.

We note that the recognition and enforcement in the New York State or U.S. Federal courts sitting in the State of New York of a foreign judgment obtained against the Republic is subject to the Uniform Foreign Money-Judgments Recognition Act (53 C.P.L.R. §5301 et seq.).

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. We understand that, with respect to all matters governed by the law of the Republic, you are relying upon the opinion of Kim & Chang, Korean counsel to the Republic, dated the date hereof.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP